                                                                 EXHIBIT (A)(39)


                         NOTICE OF GUARANTEED DELIVERY

                OFFER TO EXCHANGE EACH OUTSTANDING COMMON SHARE
                (INCLUDING THE ASSOCIATED SHARE PURCHASE RIGHTS)

                                       OF

                               SAFETY-KLEEN CORP.

                                      FOR


                          $18.30 NET PER SHARE IN CASH


                                      AND


                           2.8 SHARES OF COMMON STOCK



                                       OF



                      LAIDLAW ENVIRONMENTAL SERVICES, INC.


                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     As set forth in "The Laidlaw Environmental Offer -- Procedure for Tendering" in the Amended Prospectus/Offer to Exchange dated January 28, 1998 (the "Amended Exchange Offer") and under "Tender of Shares" in the Supplement to the Amended Prospectus/Offer to Exchange dated March 18, 1998 (the "Supplement"), this form or one substantially equivalent hereto must be used to accept the Laidlaw Environmental Offer (as defined below) if (i) certificates for common shares, par value $0.10 per share (the "Shares") of Safety-Kleen Corp., a corporation incorporated under the laws of the State of Wisconsin ("Safety-Kleen"), including the associated common share purchase rights (each, a "Right" and collectively, the "Rights"), issued pursuant to the Rights Agreement dated as of November 9, 1988, between Safety-Kleen and First National Bank of Chicago, as Rights Agent, as amended by a First Amendment to Rights Agreement dated as of August 10, 1990, a Second Amendment to Rights Agreement dated as of November 20, 1997, a Third Amendment to Rights Agreement dated as of March 11, 1998, and a Fourth Amendment to Rights Agreement dated as of March 16, 1998 (as so amended, the "Rights Agreement"), are not immediately available; (ii) if the certificates and all other required documents cannot be delivered to the Depositary (as defined in the Letter of Transmittal) prior to the Expiration Date (as defined in the Supplement); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, or transmitted by telegram, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Amended Exchange Offer). See "Tender of Shares" in the Supplement and "The Laidlaw Environmental Offer -- Procedure for Tendering" in the Amended Exchange Offer.


             The Depositary for the Laidlaw Environmental Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

            By Mail                  By Facsimile Transmission       By Hand or Overnight Delivery
          P.O. Box 84             (for Eligible Institutions only)          One State Street
     Bowling Green Station                 (212) 858-2611               New York, New York 10004
 New York, New York 10274-0084         Confirm by telephone:               Attn: Reorg. Dept.
       Attn: Reorg. Dept.                  (212) 858-2103             Securities Processing Window
                                                                                  SC-1

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMIS-

SION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH GUARANTEE SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


     The undersigned hereby tenders to Laidlaw Environmental Services, Inc., a Delaware corporation, and LES Acquisition, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Supplement to the Amended Exchange Offer dated March 18, 1998, and, to the extent not amended in the Supplement, the conditions set forth in the Amended Prospectus/Offer to Exchange dated January 28, 1998 and in the revised (pink) Letter of Transmittal (which together constitute the "Laidlaw Environmental Offer"), receipt of which is hereby acknowledged, the number of Shares (and associated Rights) shown in the box below pursuant to the guaranteed delivery procedures set forth under "The Laidlaw Environmental Offer -- Procedure for Tendering" in the Amended Exchange Offer.


NUMBER OF SHARES AND RIGHTS
-------------------------

CERTIFICATE NOS. (IF AVAILABLE)
------------------------------------------------

NAME(S) OF RECORD HOLDER(S)
--------------------------------------------------------------------

ADDRESS(ES)
--------------------------------------------------------------------------------
                                                          (Zip Code)

AREA CODE AND TELEPHONE NO.
--------------------------------------------------------------------

CHECK IF SHARES AND RIGHTS WILL BE TENDERED BY BOOK-ENTRY TRANSFER:

  [ ] THE DEPOSITORY TRUST COMPANY

SIGNATURE(S)
--------------------------------------------------------------------------------

DATED  , 1998

ACCOUNT NUMBER
------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, guarantees
(a) that the above named person(s) has (have) a "net long position" in the Shares (and Rights, if applicable) tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Shares (and Rights, if applicable) tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares (and Rights, if applicable) into the Depositary's account at The Depository Trust Company with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof), or an Agent's Message (as defined in the Amended Exchange Offer) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange, Inc. trading days after the date hereof.

NAME OF FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (Authorized Signature)

ADDRESS
--------------------------------------------------------------------------------
                                                              (Zip Code)

AREA CODE AND TELEPHONE NO.
--------------------------------------------------------------------

NAME
--------------------------------------------------------------------------------
                                (Type or Print)

TITLE
--------------------------------------------------------------------------------

DATE
----------------------------------------- , 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES (AND RIGHTS, IF APPLICABLE) WITH THIS NOTICE. SHARE CERTIFICATES (AND RIGHTS CERTIFICATES, IF APPLICABLE) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.